Exhibit 99.1

Conference Call:

December 16, 2005 at 10:00 a.m. EST

Dial-in number:

212/346-6553 or 415/908-4737

Webcast:

www.dgsystems.com

Replay information provided below.

News Announcement		For Immediate Release

For more information contact:

Omar Choucair	John Roland	Joseph Jaffoni
Chief Financial Officer	Chief Executive Officer	Jaffoni & Collins Incorporated
DG Systems, Inc.	FastChannel Network, Inc.	212/835 8500 or dgit@jcir.com
972/581-2000	781/898-6500

DG SYSTEMS TO MERGE WITH FASTCHANNEL NETWORK

IN $36.0 MILLION TRANSACTION

- Merger Will Create Advertising and Media Distribution Services Industry Leader with Unprecedented Network Footprint -

- Combined Entity to Realize Significant Operational and Financial Synergies -

DALLAS (December 15, 2005) – DG Systems, Inc. (Nasdaq: DGIT), the leading provider of digital media distribution services to the advertising and broadcast industries, and privately-held FastChannel Network, Inc. a growing provider of digital media distribution and intelligence services to the advertising and broadcast industries, announced today they have entered into a definitive agreement to merge in a tax-free, stock-for-stock transaction valued at approximately $36.0 million based upon the last reported sale price of DG Systems common stock on the Nasdaq National Market.

The merger of DG Systems and FastChannel combines the industry’s leading digital media service firms with television, radio, and print media distribution capabilities; online business intelligence offerings that include the world’s largest searchable database of television advertisements; digital asset management tools for archiving and collaboration; and media intelligence offerings that include broadcast verification as well as competitive monitoring.  The combination of DG and FastChannel will transform these businesses into a premier platform for serving the advertising industry.  The companies together maintain and service thousands of advertisers, agencies, newspaper publishers and television and radio broadcasters.

Under the terms of the agreement, FastChannel will merge with DG Systems through the issuance of approximately 52.0 million DG Systems’ common shares to FastChannel stockholders.  Additionally, DG will assume up to $10 million of FastChannel debt.  DG expects to refinance its current debt obligations and the debt assumed pursuant to the transaction.

The combined company expects to report full year 2005 revenue of approximately $83 million, comprised of approximately $58 million from DG Systems and approximately $25 million from FastChannel.

Prior to any transaction related financing, the combined company will have approximately 126.2 million fully diluted shares outstanding and current DG Systems shareholders will own approximately 59%, while FastChannel shareholders will own approximately 41% of the combined enterprise.

Commenting on this transaction, Scott K. Ginsburg, Chairman and CEO of DG Systems said, “This merger fulfills the strategic and financial goals we sought on behalf of our shareholders when we engaged Southwest Securities in October to explore strategic alternatives to enhance shareholder value.  We believe the transaction will strengthen our core business as a leading provider of digital media distribution services while presenting new and incremental revenue opportunities.  In addition, the acquisition creates significant opportunities for cost-saving synergies through measures such as the elimination of duplicative corporate overhead.”

Mr. Ginsburg continued, “By combining these entities, we can deliver an extensive, unified service platform to the industry with unparalleled solutions and capabilities.  At the same time, we expect to realize valuable operational, revenue and cost synergies as we select personnel, offices and technologies that fulfill our goal of offering customers advanced, cost-effective means of managing their advertising business and assets.  We anticipate that the merger will enable us to manage the businesses of DG and FastChannel to produce a higher return than either company could achieve on its own.”

The combined company expects to achieve approximately $6 million to $9 million in operational synergies during the first year of operation following the closing of the transaction through the integration of each company’s management, operations, products and facilities and the elimination of duplicative offices, equipment and resources.  As a result of the transaction, the combined company anticipates greater potential for revenue growth and believes that since operating expenses excluding depreciation and amortization are largely fixed costs, that incremental revenue will generate higher operating margins before certain anticipated one-time restructuring costs.

“This is a win-win for both companies and combines extensive advertising and broadcast industry knowledge,” stated John Roland, CEO and President of FastChannel Networks.  “The merger will create an industry leader with an expanded market reach, a marquee customer base and strong network penetration – in short, a powerhouse in the media services distribution space.  The merger also represents a significant opportunity to offer our leading edge media intelligence technologies to a broader market.  We believe the combined company’s ongoing commitment to being a world class service organization will be supported by the valuable and talented personnel from both entities.”

Both companies’ investments in media intelligence technologies will help to ensure the most accurate and seamless broadcast monitoring services in the advertising industry and provide the combined company with broader market reach and access to new revenue streams. Additionally, DG Systems’ recently completed Universal Deployment of the DG SpotBox and satellite network upgrade coupled with FastChannel’s video network across North America, positions the combined company for the digital future as the only HD compliant media advertising digital network available.

Furthermore, FastChannel’s international CreativeChannel service will be paired with DG Systems’ Source TV division to provide the most comprehensive collection of commercials, including credits and content, for innovative global networking as well as creative and production re-sourcing.

Upon consummation of the merger DG’s Scott K. Ginsburg will be Chairman and CEO of the combined company; FastChannel’s CEO and President John Roland will become President and COO; and DG Systems’ CFO Omar Choucair will continue to serve in this capacity.  DG Systems and FastChannel will each nominate three members of the Board of Directors of the combined company, with one additional independent director to be appointed.

The transaction is expected to be consummated late in the first quarter of 2006 or early in the second quarter of 2006, subject to a vote by stockholders of both companies and to certain regulatory approvals and other customary closing conditions.

Southwest Securities, Inc. acted as financial advisor to DG Systems.  Revolution Partners, LLC acted as a financial advisor to FastChannel in the transaction.

In October 2005, DG Systems retained Southwest Securities for the purpose of exploring strategic business alternatives with the intention of enhancing stockholder value.  The DG Systems’ Board believes this merger provides the greatest value to the DG Systems’ shareholders and therefore concludes the strategic alternative process.

Conference Call and Webcast – Friday, December 16, 2005

DG Systems and FastChannel will be hosting a conference call and simultaneous webcast tomorrow, Friday, December 16 at 10:00 a.m. EST, both of which are open to the general public.  To access the conference call by telephone, interested parties may dial 212/346-6553 or 415/908-4737.  Participants can access the webcast through the Company’s website at www.dgsystems.com, or www.fulldisclosure.com.  Questions and answers will be taken only from participants on the conference call.  For the webcast, please allow 15 minutes to register and download and install any necessary software.  Following the call’s completion, a replay will also be available for 30 days on the Internet from the Company’s website or at www.fulldisclosure.com.

About DG Systems, Inc.

DG Systems and its StarGuide and SourceTV divisions provide the standard in Digital Media Exchange services for the advertising and broadcast industries, featuring dependable satellite and Internet transmission technology and a suite of digital media asset management tools.  DG Systems’ extensive digital network reaches more than 5,000 advertisers and agencies, nearly 3,800 television, cable, and network broadcast destinations and over 10,000 radio stations with innovative delivery and management solutions for short-and long-form audio and video content.  DG Systems is based in Irving, Texas, with offices located in New York City, Detroit, Los Angeles, Chicago, Boca Raton and Louisville. More information can be found on the Company’s Web site at www.dgsystems.com.

About FastChannel Network
FastChannel provides innovative, technology-based solutions to help advertisers and agencies work faster, smarter and more competitively.  Through the FastChannel Intelligence and Control platform customers leverage an integrated suite of intelligence and workflow tools designed specifically for the advertising industry—competitor tracking, creative and production resourcing, broadcast verification, and digital asset management. The company also features an online media distribution network, with more than 5,000 advertisers and agencies, and 21,000 online broadcast and publishing destinations.  More information can be found on the Company’s Web site at www.fastchannel.com.

Forward-Looking Statements

This release contains forward-looking statements relating to DG Systems and its expectations for the proposed merger with FastChannel Networks. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected.  The following factors, among others, could cause actual results to differ from those included in the forward-looking statements: the risk that the merger will not be consummated on a timely basis, if at all; the risk that the businesses will not be integrated successfully; the risk that the expected cost savings and other synergies from the transaction may not be fully realized, realized at all, or take longer to realize than anticipated; the inability to achieve cash flow synergies; disruption from the merger making it more difficult to maintain relationships with employees, customers or suppliers; and competition and its effect on pricing, spending, third-party relationships and revenues.  These and other risks relating to DG Systems’ business are set forth in the Company’s Form 10-K filed with the Securities and Exchange Commission on March 31, 2005 and available at www.sec.gov.

In connection with the proposed merger, DG will file a proxy/registration statement and other related documents with the Securities and Exchange Commission (SEC).  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY/REGISTRATION STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS.  INVESTORS AND SECURITY HOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY DG THROUGH THE SEC WEB SITE AT WWW.SEC.GOV.  THE PROXY/REGISTRATION STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM DG BY DIRECTING A REQUEST TO: DG Systems, Inc., Attn: Investor Relations Department, 750 West John Carpenter Freeway, Suite 700, Irving, TX  75039, telephone 972/581-2000.

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